Exhibit 10.1

eConsulting Agreement

Captivision Korea Inc. (the “Principal”) and Houng Ki Kim (born February 11, 1971, the “Consultant”) enter into this consulting agreement (this “Agreement”) on September 30, 2024, whereby the Consultant agrees to provide consulting services related to the management matters of the Principal, under the terms and conditions set forth below.

Article 1 (Purpose of the Agreement)

The purpose of this Agreement is to enhance the efficiency of the Principal’s business operations through the Consultant’s management consulting services, thereby ensuring the seamless execution of the Principal’s business activities. This Agreement further seeks to establish the respective rights, duties, and obligations of the Principal and Consultant, as well as the scope of parties’ cooperation, to enable the Consultant to provide consulting services effectively, based on mutual trust, and to facilitate the successful management of the Principal’s business.

Article 2 (Subject and Scope of Advisory Services)

(1)
In accordance with the provisions of this Agreement, the Consultant shall provide the Principal with the management consulting services listed in the Exhibit (the “Consulting Services”), by utilizing the Consultant’s expertise, experience, technical skills, and network related to management.
(2)
In addition to the matters set forth in Paragraph 1, the Consultant may provide the Principal with consulting services on other matters necessary for the Principal’s management, as determined through discussions and mutual agreement between the Principal and the Consultant.
(3)
Notwithstanding the foregoing provisions of this Article, the Consultant agrees not to engage with United States persons or entities or undertake any solicitation in or through any means of interstate commerce in the United States in connection with the performance of the Consulting Services.

Article 3 (Provision of Consulting Services)

(1)
The Consultant shall provide the Consulting Services in accordance with the provisions of this Agreement and in good faith.

(2)
The form and method of the Consulting Services provided by the Consultant shall be determined through separate discussion between the Principal and the Consultant.

Article 4 (Fees and Expenses for Consulting Services)

(1)
As compensation for the Consultant’s Consulting Services, the Principal shall cause its parent company, Captivision Inc. (the “Parent Company”), to: (i) issue 100,000 new shares of the Parent Company to the Consultant immediately upon execution of this Agreement, and (ii) issue 10,000 new shares of the Parent Company to the Consultant on a monthly basis. The specific methods and procedures for the issuance of the Parent Company’s new shares shall be determined through separate agreement between the Principal, the Parent Company, and the Consultant.
(2)
In addition to the fees specified in Paragraph 1, the Consultant may charge the Principal for any expenses incurred in the provision of the Consulting Services, up to USD 15,000 per month. Upon the Principal’s request, the Consultant shall provide supporting documentation for such expenses.
(3)
If the Consultant successfully advises the Principal on a new financing plan and the Principal successfully secures funding based on such advice after September 1, 2024, the Principal shall pay the Consultant an additional consulting fee equivalent to 5% of the funds raised.
(4)
Notwithstanding the provisions of this Article, the Principal and the Consultant may separately agree on specific payment terms, including fees and expense reimbursement for the consulting services.

Article 5 (Mutual Cooperation of the Parties)

(1)
The Principal and the Consultant shall exercise and perform their respective rights and obligations under this Agreement in good faith, and shall cooperate with each other to ensure the timely and efficient performance of the services under this Agreement.
(2)
The Principal shall actively cooperate when the Consultant requests assistance necessary for the performance of the consulting services, such as providing relevant materials, arranging consultations with the Principal’s officers and employees, or offering personnel support, etc.

Article 6 (Rights of the Principal)

(1)
During the term of this Agreement, the Principal may from time to time review and verify the content of the Consulting Services provided by the Consultant.
(2)
In relation to the consulting services provided by the Consultant, the Principal may request any materials, documents, or reference resources related to the consulting outcomes, and the Consultant shall use best efforts to provide such materials.
(3)
If the Principal discovers any breach of this Agreement by the Consultant, the Principal may issue a written demand for remedy, and the Consultant shall take appropriate measures in response.

Article 7 (Confidentiality)

(1)
The Principal and the Consultant shall not disclose the other party’s trade secrets obtained from the other party during the performance of the consulting services or in the course of performing the obligations under this Agreement, to any third party without the prior written consent of the other party, nor shall they use such information for purposes other than performing this Agreement. This obligation shall survive the termination or expiration of this Agreement.
(2)
The outcomes of the consulting services performed by the Consultant, as well as the methodologies and analytical tools used, shall be utilized solely for the Principal’s internal purposes.

Article 8 (Term of the Agreement)

The term of this Agreement shall commence on September 1, 2024, and continue until December 31, 2024; provided, however, that the parties may mutually agree in writing to extend the term of this Agreement for an additional 12-months upon the expiration of the initial term.

Article 9 (Termination and Cancellation)

(1)
The Principal or the Consultant may terminate or cancel this Agreement immediately by providing written notice to the other party in the event of any of the following:

1)
If a preservation order or compulsory execution is imposed on key assets, if procedures for delinquency on national or local taxes are commenced, if rehabilitation or bankruptcy proceedings are initiated, or if any other material adverse circumstance arises that makes the performance of this Agreement difficult.
2)
If a breach of the confidentiality obligations stipulated in this Agreement occurs.
(2)
The Principal or the Consultant may terminate or cancel this Agreement by providing written notice to the other party if the other party, without a valid reason, breaches any of the obligations set forth in this Agreement or any agreement separately executed pursuant to this Agreement and fails to remedy such breach within [14] days of receiving a written notice demanding performance or remedy.

Article 10 (Indemnification)

(1)
If the Principal or the Consultant breaches any of their obligations under this Agreement, whether through willful misconduct or negligence, and causes damage to the other party, they shall be liable for such damage.
(2)
The Principal may refer to the Consultant’s management advice but shall make the necessary decisions independently, based on its own business judgment.

Article 11 (Restriction on Assignment of Rights and Obligations)

The Principal and the Consultant shall not assign, transfer, delegate, or subcontract any of their rights or obligations under this Agreement to any third party without the prior written consent of the other party; provided, however, that the Consultant may, based on reasonable business judgment, allow third parties, including external experts or professional institutions, to exercise certain rights or perform certain obligations under this Agreement if determined to be helpful or necessary for achieving the purpose of this Agreement.

Article 12 (Priority of Agreement)

(1)
The Principal and the Consultant may enter into separate agreements, attached as part of this Agreement, in order to further specify the details of this Agreement.

(2)
In the event of a conflict between the provisions of this Agreement and those of the separate agreements referenced in paragraph 1, the provisions of this Agreement shall prevail.

Article 13 (Amendment of the Agreement)

If any part or all of this Agreement requires amendment, the Principal and the Consultant may do so through mutual written consent.

Article 14 (Governing Law and Dispute Resolution)

(1)
This Agreement shall be governed and construed in accordance with the laws of the Republic of Korea.
(2)
In the event of a dispute arising from this Agreement, the parties shall seek to resolve the dispute through mutual agreement in good faith. If no agreement is reached regarding the dispute, it shall be resolved by the Seoul Central District Court, which shall have exclusive jurisdiction as the court of first instance.

[Intentionally left blank for signature pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in two original copies to certify its lawful execution, with each party retaining one copy.

Principal:

Captivision Korea Inc.

Business Registration Number: 211-87-65996

Address: 298-42 Cheongbukjungang-ro, Cheongbuk-eup, Pyeongtaek-si, Gyeonggi-do

/s/ Kyung Rae Kim

Representative: CEO Kyung Rae Kim

[Signature Page for the Consulting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in two original copies to certify its lawful execution, with each party retaining one copy.

Consultant:

/s/ Houng Ki Kim

Name: Houng Ki Kim

Resident Registration Number: 710211-1805515
Address: 303-15, Gangnam-daero 105-gil, Seocho-gu, Seoul

[Signature Page for the Consulting Agreement]

[Exhibit]

Details and Scope of the Consulting Services

1.
Matters related to identifying and proposing new financing options for the Principal.
2.
Matters concerning the establishment and implementation of policies and guidelines related to the Principal’s financial management.
3.
Matters regarding the Principal’s operational performance and management.
4.
Other necessary services related to the efficient operation, management, and development of the business conducted by the Principal.

[Exhibit]